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                                                                    EXHIBIT 16.1


                   [GRANT, PALMA & WALKER, P.C., LETTERHEAD]





                                                                    May 28, 1999



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

         We have read and agree with the amendments in Item 4 of Form 8-K of ZEROS USA, Inc. dated May 28, 1999.

                                                Sincerely,


                                                /s/ GRANT, PALMA & WALKER, P.C.

                                                Grant, Palma & Walker, P.C.
                                                Houston, Texas
                                                May 28, 1999